[Letterhead of McCurdy & Associates CPA's Inc.]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement for the Ameriprime Advisors Trust of our audit report of the statement of assets and liabilities of the Trust and all references to our firm included in or made a part of this Amendment.


_/s/__________________________
McCurdy & Associates CPA's Inc.
September 24, 1999